                                                                    EXHIBIT 23.9


                   Consent of Deutsche Bank Securities, Inc.

         We hereby consent to the inclusion in the Registration Statement on Form S-4 of World Access, Inc. relating to the proposed mergers involving STAR Telecommunications, Inc. and World Access, Inc., and WORLDxCHANGE Communications, Inc. and World Access, Inc., of our opinion letter appearing as Annex E to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4, and to the use of our name under the captions "The Merger between World Access and STAR--Background of the STAR merger" and "The Merger between World Access and STAR--Opinion of STAR's financial advisor regarding the STAR merger" therein.

         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules adopted thereunder, nor do we admit that we are "experts" with respect to any part of the Registration Statement on Form S-4 within the meaning of the Securities Act of 1933, as amended, or the rules adopted thereunder.


                                          /s/  Dong-Gun Kim
                                         ------------------------------------
                                            Deutsche Bank Securities, Inc.


New York, New York
September 11, 2000